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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF O'MELVENY & MYERS LLP]



                                August 13, 1999


Nissan Auto Receivables Corporation
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
990 West 190th Street
Torrance, California 90502

         Re:  Nissan Auto Receivables Corporation
              Nissan Motor Acceptance Corporation
              Nissan Auto Receivables Trusts
              Registration Statement on Form S-3
              Registration No. 333-82763

Ladies and Gentlemen:

         We have acted as special counsel to Nissan Auto Receivables Corporation ("NARC"), a Delaware corporation and wholly owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), and certain trusts, all of the beneficial ownership of which will initially be owned by NARC (together with NARC, each an "Issuer"), in connection with the proposed issuance of $3,000,000,000 aggregate principal amount of asset-backed notes (the "Notes") and/or asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement, as amended, the "Registration Statement") relating to the Notes and Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.

         The Notes for each series will be issued under and pursuant to an indenture between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture in the form filed with the Securities and Exchange Commission on August 13, 1999, as an exhibit to the Registration Statement, is herein referred to as the "Indenture." The Certificates for each series will be issued under and pursuant to a pooling and servicing agreement among the applicable Issuer, NMAC and the Trustee (as defined therein) or a trust agreement between the applicable Issuer and the Owner Trustee (as defined therein). The pooling and servicing agreement in the form filed with the Securities and Exchange Commission on August 13, 1999, as an exhibit to the Registration Statement, is herein referred to as the "Pooling and Servicing Agreement." The trust agreement in the form filed with the Securities and Exchange

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Commission on August 13, 1999, as an exhibit to the Registration Statement, is herein referred to as the "Trust Agreement."

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuers, the Indenture, the Pooling and Servicing Agreement, the Trust Agreement, the form of Notes included as an exhibit to the Indenture, the forms of Certificates included as exhibits to the Pooling and Servicing Agreement and the Trust Agreement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each of the Indenture, the Pooling and Servicing Agreement and the Trust Agreement, as applicable, as completed for each series will be duly executed and delivered by each of the respective parties thereto; that the Notes and Certificates as completed for each series, as applicable, will be duly executed and delivered substantially in the forms contemplated by the Indenture, the Pooling and Servicing Agreement or the Trust Agreement, as applicable; and that the Notes and Certificates for each series will be sold as described in the Registration Statement.

         In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the United States Internal Revenue Code of 1986, as amended (the "Code"), nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

         As special tax counsel to NARC and the Issuer, we have advised NARC and the Issuer with respect to certain federal income tax aspects of the proposed issuance of the Notes and the Certificates after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes and Certificates that appears under the heading "Material Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance of the Notes and Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate.

         The opinion expressed above is based on relevant provisions of the Code, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

         We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Material Income Tax Consequences" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts," within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                                     Respectfully submitted,

                                                     /s/  O'MELVENY & MYERS LLP